Exhibit 99.1

CV Sciences, Inc. Reports Third Quarter 2021 Financial Results

San Diego, CA - November 15, 2021 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent supplier and manufacturer of hemp cannabidiol (CBD) products, today announced its financial results for the quarter ended September 30, 2021.

Third Quarter 2021 and Recent Financial and Operating Highlights
•Revenue of $5.1 million for third quarter of 2021, compared to $5.6 million for the third quarter of 2020;
•Gross margin of 46.2% for third quarter of 2021, improved from 44.2% for the third quarter of 2020;
•Total cash balance of $1.7 million at quarter end, compared to $4.5 million at year end;
•Total retail distribution of more than 7,700 stores as of September 30, 2021, an increase from 6,200 stores as of September 30, 2020;
•Received top 3 awards from LA Weekly: best gummy for sleep, best gummy for anxiety and best overall CBD gummy;
•Launched PlusCBDTM Reserve, a new line of full spectrum hemp extracts;
•Launched our "Holiday Survival Kit" combining our top-rated sleep and calm gummies;
•Launched re-design of our PlusCBDTM website, providing an improved customer experience;
•Continued to implement strategic cost savings initiatives, including the lease termination of our Barnes Canyon facility; and
•Obtained forgiveness of the PPP loan of $2.9 million.

“Third quarter results met our expectations and we are very encouraged by recent legislative actions including the passage of AB 45 in California, which creates a framework for responsible CBD legalization on a much broader scale,” said Joseph Dowling, Chief Executive Officer. “We delivered third quarter revenue of $5.1 million, consistent with Q2, and continue to improve our cost structure versus a year ago as we continued to benefit from productivity initiatives. We recently launched our PlusCBDTM Reserve collection, a full spectrum offering that is intended to provide the benefit of hemp cannabinoids, including CBD to THC, working synergistically, for a balanced cannabinoid supplement. The new Reserve products, along with our Sleep and Calm products launched earlier this year, are evidence of our strong innovation pipeline and ability to capitalize on opportunities for future incremental revenue. With our portfolio of high-quality, proven products, and favorable regulatory momentum, we believe the Company is positioned for growth in 2022.”

Operating Results - Third Quarter 2021 Compared to Third Quarter 2020
Sales for third quarter of 2021 were $5.1 million, a decrease of 8% from $5.6 million in the third quarter of 2020. Current quarter sales were impacted by increased market competition, which is largely due to the uncertain regulatory environment for CBD. The Company's products were sold in more than 7,700 retail stores nationwide as of September 30, 2021, up from over 6,200 stores as of September 30, 2020.

The Company reduced its operating loss to $3.0 million in the third quarter of 2021, compared to an operating loss of $3.2 million in the third quarter of 2020.

The Company had negative adjusted EBITDA for the third quarter of 2021 of $2.7 million, compared to negative adjusted EBITDA of $2.6 million in the third quarter of 2020.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 10:00 am EDT/7:00 am PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's website at https://ir.cvsciences.com/news-events or directly at https://protect-us.mimecast.com/s/1M1FCrkEmzS7xoomtyRni5?domain=78449.themediaframe.com. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately two hours after the call concludes, and will be available through Monday, November 22, 2021, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13724286.

About CV Sciences, Inc.
CV Sciences, Inc. (OTCQB:CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling plant-based dietary supplements and CBD products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics. The Company’s PlusCBD™ products are sold at more than 7,700 retail locations throughout the U.S. and it is one of the top-selling brands of hemp-derived CBD in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry.  CV Sciences follows all guidelines for Good Manufacturing Practices

(GMP) and the Company’s products are processed, produced, and tested throughout the manufacturing process to confirm strict compliance with company standards and specifications.  With a commitment to science, PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov.  PlusCBD™ was the first hemp CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego, California.  Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties.

Contact Information

Investor Contact:
ICR
Reed Anderson
646-277-1260
reed.anderson@icrinc.com

Media Contact:
ICR
Cory Ziskind
646-277-1232
cory.ziskind@icrinc.com

CV SCIENCES, INC.
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Product sales, net	$5,107	$5,564	$15,079	$19,230
Cost of goods sold	2,749	3,106	8,073	10,442
Gross Profit	2,358	2,458	7,006	8,788

Operating expenses:
Research and development	410	412	821	2,667
Selling, general and administrative	4,928	5,197	15,788	19,249
	5,338	5,609	16,609	21,916

Operating Loss	(2,980)	(3,151)	(9,603)	(13,128)

Gain on debt extinguishment	(2,945)	—	(2,945)	—
Interest expense, net	5	6	28	—
Loss before income taxes	(40)	(3,157)	(6,686)	(13,128)
Income tax expense (benefit)	—	—	11	(138)
Net Loss	$(40)	$(3,157)	$(6,697)	$(12,990)

Weighted average common shares outstanding, basic and diluted	109,115	99,950	107,099	99,831
Net loss per common share, basic and diluted	$(0.00)	$(0.03)	$(0.06)	$(0.13)

CV SCIENCES, INC.
CONDENSED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,660	$4,024
Restricted cash	—	501
Accounts receivable, net	1,759	1,126
Inventory	8,876	8,840
Prepaid expenses and other	1,919	2,372
Total current assets	14,214	16,863

Property & equipment, net	2,148	2,877
Operating lease assets	—	3,057
Intangibles, net	3,730	3,730
Goodwill	2,788	2,788
Other assets	730	1,310
Total assets	$23,610	$30,625

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,509	$1,677
Accrued expenses	10,802	9,805
Current portion of operating lease liability	—	680
Current portion of long-term debt	—	2,174
Total current liabilities	12,311	14,336

Debt	—	1,453
Operating lease liability	—	3,467
Deferred tax liability	157	157
Total liabilities	12,468	19,413

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.0001; 190,000 shares authorized, 109,946 and 100,664 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	11	10
Additional paid-in capital	81,749	75,123
Accumulated deficit	(70,618)	(63,921)
Total stockholders' equity	11,142	11,212

Total liabilities and stockholders' equity	$23,610	$30,625

CV SCIENCES, INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine months ended September 30,
	2021	2020
OPERATING ACTIVITIES
Net loss	$(6,697)	$(12,990)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	746	629
Stock-based compensation	2,375	3,116
Deferred taxes	—	(158)
Gain on debt extinguishment	(2,945)	—
Gain on lease termination	(906)	(352)
Non-cash lease expense	284	455
Loss on sale of property and equipment	—	176
Other	220	240
Change in operating assets and liabilities:
Accounts receivable	(695)	717
Inventory	(36)	1,858
Prepaid expenses and other	916	2,640
Accounts payable and accrued expenses	417	(2,163)
Net cash used in operating activities	(6,321)	(5,832)

INVESTING ACTIVITIES
Purchase of property and equipment	(35)	(794)
Net cash flows used in investing activities	(35)	(794)

FINANCING ACTIVITIES
Proceeds from debt	—	2,906
Repayment of unsecured debt	(721)	—
Proceeds from issuance of common stock	4,212	—
Proceeds from exercise of stock options	—	176
Net cash flows provided by financing activities	3,491	3,082

Net decrease in cash, cash equivalents and restricted cash	(2,865)	(3,544)
Cash, cash equivalents and restricted cash, beginning of period	4,525	9,608
Cash, cash equivalents and restricted cash, end of period	$1,660	$6,064

Supplemental cash flow disclosures:
Income taxes paid	—	18
Supplemental disclosure of non-cash transactions:
Derecognition of operating ROU lease asset related to operating lease termination	$(2,773)	$(4,704)
Forgiveness of PPP loan	$(2,945)	$—
Purchase of property and equipment in accounts payable and accrued expenses	$—	$239
Sale of property and equipment in exchange for note receivable (recorded in prepaid expenses and other) and inventory	$—	$675

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our condensed financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as net income and loss per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
Adjusted EBITDA is defined by us as EBITDA (net income (loss) plus depreciation expense, amortization expense, and interest expense, minus income tax benefit and interest income), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net loss to non-GAAP net loss for the three and nine months ended September 30, 2021 and 2020 is detailed below (in thousands, except per share data):

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net loss - GAAP	$(40)	$(3,157)	$(6,697)	$(12,990)
Stock-based compensation (1)	806	615	2,375	3,116
Gain on extinguishment of debt (2)	(2,945)	—	(2,945)	—
Gain on lease termination (3)	(906)	—	(906)	—
Net loss - non-GAAP	$(3,085)	$(2,542)	$(8,173)	$(9,874)

Diluted EPS - GAAP	$(0.00)	$(0.03)	$(0.06)	$(0.13)
Stock-based compensation (1)	0.01	—	0.02	0.03
Gain on extinguishment of debt (2)	(0.03)	—	(0.03)	—
Gain on lease termination (3)	(0.01)	—	(0.01)	—
Diluted EPS - non-GAAP	$(0.03)	$(0.03)	$(0.08)	$(0.10)

Shares used to calculate diluted EPS - GAAP and non-GAAP	109,115	99,950	107,099	99,831
_____________
(1)Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents gain on extinguishment of debt related to PPP loan.
(3)Represents gain associated with lease termination agreement for our main facility during the third quarter 2021 and lease termination of one of our San Diego facilities during the third quarter 2020.

A reconciliation from our net income (loss) to Adjusted EBITDA, a non-GAAP measure, for the three months ended September 30, 2021 and 2020 is detailed below (in thousands):

	Three months ended September 30, 2021			Three months ended September 30, 2020
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
Net income (loss)	$254	$(294)	$(40)	$(2,855)	$(302)	$(3,157)
Depreciation	345	—	345	231	—	231
Amortization	—	—	—	—	9	9
Interest expense	5	—	5	6	—	6
EBITDA	604	(294)	310	(2,618)	(293)	(2,911)
Stock-based compensation (1)	806	—	806	581	34	615
Gain on extinguishment of debt (2)	(2,945)	—	(2,945)	—	—	—
Gain on lease termination (3)	(906)	—	(906)	(352)	—	(352)
Adjusted EBITDA	$(2,441)	$(294)	$(2,735)	$(2,389)	$(259)	$(2,648)

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the nine months ended September 30, 2021 and 2020 is detailed below (in thousands):

	Nine months ended September 30, 2021			Nine months ended September 30, 2020
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
Net loss	$(6,200)	$(497)	$(6,697)	$(10,827)	$(2,163)	$(12,990)
Depreciation	746	—	746	602	—	602
Amortization	—	—	—	—	27	27
Interest expense	28	—	28	—	—	—
Income tax expense (benefit)	11	—	11	(138)	—	(138)
EBITDA	(5,415)	(497)	(5,912)	(10,363)	(2,136)	(12,499)
Stock-based compensation (1)	2,374	1	2,375	3,048	68	3,116
Gain on extinguishment of debt (2)	(2,945)	—	(2,945)	$—	—	—
Gain on lease termination (3)	(906)	—	(906)	$(352)	—	(352)
Adjusted EBITDA	$(6,892)	$(496)	$(7,388)	$(7,667)	$(2,068)	$(9,735)

______________
(1)Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents gain on extinguishment of debt related to the PPP loan.
(3)Represents gain associated with lease termination agreement for our main facility during the third quarter 2021 and lease termination of one of our San Diego facilities during the third quarter 2020.